Exhibit 5.1

May 1, 2024

Aileron Therapeutics, Inc.

12407 N. Mopac Expy.

Suite 250 #390

Austin, TX 78758

Ladies and Gentlemen:

We have acted as counsel to Aileron Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8, filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date first written above (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of an additional 3,000,000 shares (the “Plan Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the terms of the Aileron Therapeutics, Inc. 2021 Stock Incentive Plan, as amended (the “Plan”).

As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction of: the Plan; the Restated Certificate of Incorporation, as amended by Certificate of Amendment dated November 10, 2022 and February 29, 2024, of the Company as currently in effect; the Amended and Restated Bylaws of the Company as currently in effect, the Registration Statement, together with the exhibits filed as part thereof or incorporated therein by reference, covering the registration of the Plan Shares under the Securities Act; and such other corporate records, certificates, other documents, and questions of law as we have considered necessary or appropriate for the purposes of this opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Plan Shares have been duly authorized and when the Plan Shares have been duly issued and delivered pursuant to the terms of the Plan, and in a manner and for the consideration stated in the Plan, such Plan Shares will be validly issued, fully paid and non-assessable.

We express no opinion as to the applicability or compliance with or effect of federal law or the law of any other jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission. This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

This opinion has been prepared for your use in connection with the issuance of the Plan Shares under the Plan and speaks as of the date hereof. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify the opinions expressed herein.

It is understood that this opinion is to be used only in connection with the issuance of the Plan Shares while the Registration Statement is in effect.

Very truly yours,

/s/ Cozen O’Connor P.C.